Exhibit 10.2
                             OFFICE LEASE AGREEMENT

     THIS LEASE Is made this 29th day of September 2000, by and between BSRT Fountain Square L.L.C., an Illinois limited liability company (hereinafter referred to as the "Landlord") and NetWolves Corporation, a New York corporation hereinafter referred to as the "Tenant").

     1. LEASED PREMISES. Landlord, for and in consideration of the rents hereinafter reserved, of the covenants and conditions hereinafter set forth, to be kept or performed on the part of Tenant, hereby leases to Tenant, and Tenant hereby rents and leases from Landlord a portion of the two-story building (the "Building") containing 79,179 rentable square feet located at 4002 N. Eisenhower Boulevard, and in the Fountain Square Project, Tampa (Hillsborough County), Florida, consisting of approximately Twenty Thousand Four Hundred Seventy Eight (20,478) square feet of rentable space as depicted in Exhibit A attached hereto ("Tenant's Rentable Square Feet") located on the premises described in Exhibit B attached hereto and incorporated herein by this reference (the "Premises") (the Tenant's Rentable Square Feet located within the Building and situated upon the Premises sometimes referred to herein as the "Leased Premises") for use by Tenant for the term of this Lease. Subject to measurement standards by BOMA with an 8.27% common area factor.

     2. TERM. The term of this Lease shall be for a period of five (5) years or until sooner terminated as herein provided. The Term of this Lease shall commence on the date the improvements are substantially completed or upon receiving final inspections (the "Commencement Date") and shall terminate on the last day of the 60th calendar month thereafter. Tenant shall deliver, on or before the 30th day after execution of this Lease, an approved Plan for purposes of construction. See Rider to Office Lease Agreement, which is attached hereto and made a part hereof.

     The Tenant shall have the one-time right to cancel this Lease at the end of the thirty six (36) month subsequent to the Commencement Date, provided Tenant gives Landlord written notice at least 180 days prior to exercising this one-time cancellation provision, which notice shall be ineffective unless accompanied by certified (U.S.) funds in the amount of Two Hundred Forty Three Thousand Six Hundred Five and 93/100 Dollars ($243,605.93), said amount being equal to the unamortized tenant improvement expenses incurred by Landlord and the unamortized leasing commissions paid by Landlord, with interest at the rate often percent (10%) per annum.

     3. BASE RENT. Tenant shall pay to the Landlord or its designee, ~to any successor thereto named by Landlord, at the address set forth herein or at such other place as Landlord may designate in writing, without notice or demand, and without deduction, abatement, counterclaim, credit, or set-off whatsoever, except as may be expressly noted and authorized under the terms of this Lease, the following:

     A. Annual rental at the rate of THREE HUNDRED EIGHTY NINE THOUSAND EIGHTY TWO AND NO/100 DOLLARS ($389,082.00) for the first Lease Year payable in lawful money of the United States in equal monthly installments (the "Monthly Rental "). The first Monthly Rental and sales tax thereon if any, as set forth in paragraph 8 herein, shall be paid by Tenant to Landlord on the first day of the month; and all subsequent Monthly Rentals shall be due in advance on the first day of each calendar month during the term of this Lease, and with any sales, privilege or rental tax as provided herein. The term "Lease Year", as used herein (i) shall mean the twelve (12) month period beginning with the

Commencement Date as defined in Paragraph 2 hereof, and each twelve (12) month period thereafter occurring during the term of this Lease, and (ii) in the event the Lease expires or terminates on a date other than the date set forth in Paragraph 2 hereof, then the term "Lease Year" also shall mean the period from the end of the preceding Lease Year to the date of said expiration or termination of this Lease. Notwithstanding anything to the contrary contained herein, in the event the Commencement Date is other than the first day of a calendar month, then Tenant shall pay to Landlord on the Commencement Date a sum equal to the per diem Monthly Rental for the Month in which the Commencement Date shall occur (the "First Month") multiplied by the number of days from the Commencement Date to the last day of the First Month, both inclusive. In the event this Lease Terminates on a day, other than the date specified in Paragraph 2 hereof, the Monthly Rental and any Additional Rental, as herein defined shall be equitably adjusted.

     B. Tenant agrees that any other sums due Landlord from Tenant under the tem1S of this Lease, except for the Monthly Rental, shall be considered as additional rental from Tenant (the" Additional Rental"). As used herein the term "Rent" shall include the Monthly Rental, Additional Rental and such other payments as are set forth herein. Rent payments are deemed to be paid when received by Landlord.

     C. It is understood and agreed that Tenant's failure to pay the Additional Rental shall, for the purposes of the default provision hereof, entitle Landlord to all remedies provided herein and at law or equity on account of Tenant's failure to pay Rent.

     D. Any delay or failure of Landlord in computing or billing for Additional Rental shall not constitute a waiver or in any way impair the continuing obligation of the Tenant to pay such Additional Rental.

     E. Landlord and Tenant agree that commencing with 2002, and every Calendar Year thereafter, the Monthly Rental which is payable for the immediately succeeding Lease Year (or portion thereof) shall be adjusted by an amount equal to Tenant's pro-rata share of 25.86% of Increases in Operating Expenses of the Building and Premises in excess of Basic Costs. The term "Operating Expenses" shall mean and include: all expenses relating to the Building and the Building Exterior Common Areas, including all costs of operation, maintenance and management thereof and assessments for public betterments or improvements, any and all assessments or charges that are charged by any property owners association applicable to the Land (the" Association"), ad valorem real estate taxes and any other tax on real estate as such, ad valorem taxes on furniture, fixtures, equipment or other property used in connection with the operation, maintenance or management of the Building and the Building exterior common areas and the costs, including, without limitation, legal and consulting fees, of contesting or attempting to reduce any of the aforesaid taxes, reasonable amortization of capital improvements which are required by applicable law or which will improve the efficiency of operating, managing or maintaining the Building or. which will reduce Landlord's operating expenses or the rate of increase thereof, the cost of labor, materials, repairs, insurance, utilities and services and such other expenses with respect to the operation, maintenance and management of the Building and the Building exterior common areas, all of which expenses shall be incurred or paid by or on behalf of Landlord or are properly chargeable to Landlord's operating expenses in accordance with generally accepted accounting principles as applied to the operation, maintenance and management of a first class office building.

     Notwithstanding the foregoing, it is agreed that the Basic Costs shall not include: (i) any leasing or marketing or brokerage costs, fees, or commissions;
(ii) any cost of upfitting space for occupancy by tenants; (iii) any amortization of principal or interest on account of any indebtedness; (iv) any legal expenses arising out of any misconduct or negligence of Landlord or any person for which Landlord is responsible or arising out of dealings between any principals constituting Landlord or arising out of any leasing, sale or financing of the Building or the Land or any part of either of them; (v) except as expressly permitted above, any amortization or depreciation; (vi) capital improvements made to the Building, other than costs for improvements made to the Building which, although capital in nature, are primarily intended to reduce the normal operating costs of the Building as well as capital improvements made in order to comply with any law hereafter promulgated by any governmental authority as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable business judgment in accordance with generally accepted accounting principles and except for items which are generally considered maintenance and repair items, such as painting of Common Areas, replacement of carpet in elevator lobbies, and the like; (vii) repair, replacement and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (viii) interest, amortization or other payments on loans to Landlord; (ix) legal or accounting expenses for services other than those that benefit the Building generally; (x) the cost incurred by Landlord to bring the Building, the Land or any equipment maintained therein in compliance with laws, ordinances, rules, regulations, requirements, directives, guidelines and orders in effect and applicable to the Building as of the date of this Lease;
(xi) the cost of any services or materials supplied to other tenants of the Building and not made available to Tenant; (xii) the cost of any services or materials for which Landlord receives reimbursement from other sources; (xiii) depreciation on the Building or any equipment maintained therein; (xiv) federal income taxes imposed on or measured by the income of Landlord from the operation of the Building; (xv) repairs, alterations, additions, improvements, or replacements made to rectify or correct any defect in the original design, materials or workmanship of the Building or the common areas (but not including repairs, alterations, additions, improvements, or replacements made as a result of ordinary wear and tear); (xvi) damage and repairs attributable to fire or other casualties; (xvii) damage and repairs necessitated by the negligence or willful misconduct of Landlord, Landlord's employees, contractors or agents; (xviii) executive salaries or salaries of service personnel to the extent not properly allocated to the Building in accordance with generally accepted accounting principles; (xix) Landlord's general overhead expenses not related to the Building or not properly allocated to the Building in accordance with generally accepted accounting principles; (xx) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering space for tenants or other occupants of the Building or a vacant space (excluding common areas) in the Building; (xxi) costs incurred due to a violation by Landlord or by any other tenant of the Building of the terms and conditions of a lease; (xxii) costs of any services provided to Tenant or other occupants of the Building for which Landlord is reimbursed by a third party; and (xxiii) any other expense which, under generally accepted accounting principles applied to real estate operations, would not be considered a reasonable maintenance and operating expense. Landlord shall not collect in excess of 100% of Basic Costs and shall not recover any item of cost more than once.

     In the event Tenant is required to pay Tenant's Proportionate Share of Basic Costs pursuant to this Paragraph 3E. Tenant shall have the right, at Tenant's expense and no more frequently than once per calendar year, to inspect Landlord's books and records showing Basic Costs of the Building for the calendar year in question; provided, however, Tenant shall not have the right to withhold any payments of Tenant's Proportionate Share of Basic Costs due and payable hereunder the amount of which may be in dispute, and Tenant must pay the entire amount due and payable hereunder prior to reviewing Landlord's books and records. In the event Tenant's inspection of Landlord's books and records reveals a verifiable error in Landlord's computation of Tenant's Proportionate Share of excess Basic Costs resulting in an overpayment by Tenant of Tenant's

Proportionate Share of excess Basic Costs (after allowing for any adjustment pursuant hereto), Landlord shall promptly reimburse the amount of such overpayment to Tenant, together with interest thereon from the date of overpayment until the date of reimbursement at a rate per annum equal to one percent ( 1% ) plus the Prime Rate (as defined herein) in effect as of the date of overpayment. If the error in Landlord's computation is greater than four percent (4%), then Landlord shall reimburse Tenant for Tenant's reasonable expenses of Tenant's inspection and audit of Landlord's books and records. As used in this Lease, the "Prime Rate" shall be deemed to be that rate of interest announced by Nations Bank, N .A. , or any successor thereto, from time to time as its "prime rate," and Landlord and Tenant acknowledge and understand that Nations Bank, N .A. , lends at rates of interest both above and below the Prime Rate. Landlord's statement setting forth the total amount of Tenant's Proportionate Share of excess Basic Costs furnished to Tenant in accordance with the provisions of this Paragraph 3E shall be deemed to have been approved by Tenant unless protested by Tenant in writing within ninety (90) days after delivery of such statement to Tenant at the Premises. Basic costs are as defined as the product of Rentable Square Feet in the Building multiplied by actual operating expenses for 2001. In addition, increases and all expenses except real estate taxes, electricity and insurance shall be capped at five percent (5%) of the previous year's expenses.

     As soon as is practicable after the commencement of each and every Lease Year, but no later than March 31 of the Lease Year then in effect, Landlord shall provide Tenant with a statement setting forth Landlord's estimate of the increase in Operation Expenses over Basic Costs. Tenant shall pay to Landlord on the first day of each month during such Lease Year an amount equal to one-twelfth of the Landlord's estimate as Additional Rental. Tenant will pay a lump sum for the amount of the estimate for such Lease Year up to the time the statement is prepared. As soon as practicable after the end of each Lease Year Landlord shall furnish to Tenant a statement of such year's actual Operating Expenses compared as to the Basic Costs and a calculation of Tenant's share of the increase in Operating Expenses. If Tenant's actual cost is greater than the estimated share, Tenant shall pay Landlord the difference within ten (10) days of receipt of such Statement. If Tenant's share of the increase in Operating Expenses is less then the estimated share, Landlord shall issue a credit to Tenant for the difference. Tenant, at Tenant's sole cost and expenses, shall have reasonable access and the right to audit the books and records of Landlord pertaining to the Operating Expenses of the Building and Premises.

     F. All sales tax required or imposed by any governmental body (as more fully described in Paragraph 8 below).

     G. A late charge in the amount of five percent (5%) of any monthly rent installment which is not received by Landlord within ten (10) days of the due date. Payment of such late charge shall accompany the payment of the monthly rent installment to which it applies.

     4. RENT INCREASE. Notwithstanding anything herein to the contrary, Landlord and Tenant agree that for each succeeding Lease Year, the Monthly Rental shall be increased to a rate that is equal to one hundred and three (103%) percent of the Monthly Rental, exclusive of any adjustment for Tenant's share of the Operating Expenses pursuant to Section 3E hereof, paid by Tenant for the immediately preceding Lease Year.

     5. SECURITY DEPOSIT. A cash security deposit equal to one (I) month's rent is due upon execution of this Lease in addition to which Tenant shall deposit with Landlord an irrevocable unconditional letter of credit, drawable at sight, in the amount of$250,000 (U.S.) from a financial institution acceptable to Landlord and in a substantially similar form and content of the attached Addendum. The Letter of Credit is required to be delivered to Landlord upon execution of this Lease.

The deposits shall act as security (but not as a trust fund) for the performance by Tenant of the terms, covenants and conditions of this Lease to be kept and performed by Tenant. If tenant defaults with respect to any material provision of this Lease, including but not limited to the provision relating to the payment of rent, Landlord may (but shall not be required to) draw upon, use, apply or retain all of any part of this security deposit for the payment of any rent or any other sum due under this Lease which shall be in default in the payment thereof, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, upon demand therefore, deposit cash or substitute an additional letter of credit with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep any portion of the security deposit paid in cash separate from its general funds, but Tenant shall be entitled to interest on such deposit at a rate equal to the prime rate (as announced by the Wall Street Journal in effect when the money is deposited, to be combined with and treated similarly to the principal deposit. Provided Tenant is not then in default of this Lease, the security deposit and Letter of Credit or any balance thereof shall be returned to Tenant within fifteen (15) days after the expiration of the 36th month of this Lease. In the event of the assignment of Landlord's interest in this Lease, Landlord shall transfer said deposits to Landlord's successor in interest, and upon such transfer Tenant shall have no further rights against Landlord.

     6. TENANT IMPROVEMENT ALLOWANCE. Tenant shall be granted an allowance for tenant improvements, up to twenty dollars ($20.00) per rentable square foot ("Tenant Improvement Allowance") for the purposes of improvements to the Leased Premises, demolition costs incurred, voice and data cabling, design costs and property manager construction management fees and, including exterior signage provided it is in conformity with paragraph 33 of this Lease, but excluding rent, computers, office equipment, furniture and other items of like nature and characterization. The property manager construction management fee shall be not greater than five percent (5%) on the first $500,000 of work, and two percent (2%) on the remainder. To the extent Tenant utilizes less than $20.00 per square foot for the actual cost of tenant improvements, the remainder shall be held in abeyance and may be utilized by Tenant for future improvements subject to the provisions of this paragraph. Landlord shall provide Tenant with a Construction Contract and drawings detailing the extent, scope and cost for the tenant improvements and all costs in excess of the Tenant Improvement Allowance, shall be submitted in U.S. funds to Landlord prior to the commencement of any work. In addition, the Tenant shall be liable for all cost overruns and change orders, which shall be paid on a current and on-going basis. Tenant acknowledges and agrees that Landlord's obligation to pay the Tenant Improvement Allowance shall not accrue and become due unless and until all costs in excess of the Tenant Improvement Allowance have been paid by Tenant. Landlord shall obtain bids from three (3) general contractors and the selection of contractor will be subject to final review by Landlord and Tenant. See Rider to Office Lease Agreement, which is attached hereto and made apart hereof.

     7. USE. Tenant shall use and occupy the Leased Premises only for general office and administrative use and for no other purpose without the written consent of Landlord, which shall not be unreasonably withheld. The Premises shall not be used for any illegal purposes, or in any manner to create any nuisance, or trespass, or to vitiate any insurance or increase the rate of insurance on the Premises or the Building. Tenant agrees to comply with all governmental rules, regulations, decrees and requirements applicable to the use and occupancy of the Leased Premises. Tenant shall not do or permit to be done in or about the Premises anything, which will obstruct or interfere with the rights of other Tenants, if any, in the Building. If Tenant receives notice of any claim or violation of any law, rule, regulation or decree applicable to the Premises or the Building, Tenant shall give prompt notice thereof to Landlord.

In case of a material breach of any of the covenants contained in this paragraph 7, Landlord may, in addition to all other remedies available to the Landlord, terminate this Lease upon the failure of the Tenant to cure default within thirty (30) days after notice, or if the same is not curable within thirty (30) days, to commence efforts to effect a cure within the thirty (30) day period which it pursues thereafter to conclusion diligently.

     8. PAYMENT OF TAXES. Tenant shall pay all taxes assessed during the term of this Lease against any leasehold interest or personal property of any kind, owned by or placed in, upon or about the Premises by Tenant, including, without limitation, any rental or occupancy taxes and any other taxes arising out of the operation of Tenant's business or occupancy of the Premises. All rents and other charges paid by Tenant are subject to applicable state and local sales taxes, which shall be paid by Tenant.

     9. ACCEPTANCE OF LEASED PREMISES. The taking of possession of the Leased Premises by Tenant at the Commencement Date shall be conclusive evidence as against the Tenant that Tenant accepts the same "as is" and that the Leased Premises and the Building were in good and satisfactory condition for the use intended at the time such possession was taken except for latent defects and any punch list items, to the extent otherwise noted by Tenant, in the acceptance of Leased Premises executed by Tenant at that time. Neither Landlord nor Landlord's agents have made any representations or promises with respect to the physical condition of the Building or the Leased Premises, the rents, leases, expenses of operation, or any other matter or thing affecting or relating to the Leased Premises except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. Tenant will inspect the Leased Premises and sign an Acceptance of Leased Premises on the Commencement Date and be thoroughly acquainted with the condition of the Leased Premises. Unless expressly stated herein to the contrary, Landlord has no obligation to repair, improve, or add to the Leased Premises prior to Tenant's occupancy thereof and Tenant shall, at its sole cost and expenses and in compliance with the provision of paragraph 10(B) hereof, be responsible for any changes, alterations, repairs, or decorations to the Leased Premises prior to its occupancy thereof.
Notwithstanding anything to the contrary herein, provided the Landlord has substantially completed to the Tenant's reasonable satisfaction, the Tenant's Improvements contemplated by Section 6 of this Lease, Tenant agrees and acknowledges that it shall be deemed to have accepted the Leased Premises on December I, 2000, if Tenant has not taken possession sooner.

     10. TENANTS CARE.

     A. Tenant will, at Tenant's expense, take good care of the Leased Premises, Building and the fixtures and appurtenances therein, reasonable wear and tear, and damage by fire covered by insurance proceeds payable to Landlord, the elements, casualty covered by insurance proceeds payable to Landlord, excepted, and will suffer no active or permissive waste or injury thereof; and Tenant shall, at Tenant's expense, but under the direction of Landlord, promptly repair any injury or damage whether structural or nonstructural to the Premises or Building caused by the misuse or neglect thereof by Tenant, or by persons permitted on the Premises by Tenant, its agents, officers, employees or contractors, or Tenant moving in and out of Premises. All the aforesaid repairs shall be of quality or class equal to the original work or construction, and shall be made in accordance with the provisions of Paragraph 10(B) hereof. If Tenant fails after fifteen (15) days' notice thereof to proceed with due diligence to make the repairs required to be made by Tenant, the repairs may be made by Landlord, at the expense of Tenant and the commercially reasonable expenses thereof incurred by Landlord plus five percent (5%) for overhead, shall be collectible by Landlord as Additional Rental after rendition of a bill or statement. There shall be no abatement of rent or rent allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Premises, or in or to fixtures, appurtenances, or equipment thereof. Notwithstanding the foregoing, if the Premises are rendered untenantable in whole or part, for a period in excess of ten (10) business days, by making repairs, replacements or additions other than those made with Tenant's consent or caused by misuse or neglect by Tenant or Tenant's employees, agents, servants, visitors or licensees, there shall be a proportion abatement of rent during the period of such untenantability.

     B. Tenant will not, without Landlord's written consent, make alterations, additions or improvements in or about the Premises, including, but not limited to the Leased Premises, and will not do anything to or on the Premises which will increase the rate of fire insurance. Landlord shall not unreasonably withhold or delay its consent if the alterations, additions or improvements are located in the Building and provided that such alterations, additions or improvements are consistent with the high quality of the Premises and the other buildings in the Fountain Square Development (the "Development"). Notwithstanding any requirement in this subparagraph 10(B) to the contrary, Tenant shall have the right to make alterations or improvements to the Leased Premises so long as the sum total of any such alterations or improvements does not exceed ten thousand dollars ($10,000) for any single improvement (which shall be defined broadly and shall include related changes to a single location) and so long as said alterations or improvements do not disturb or otherwise have any adverse affect on the Building's primary water system, the primary heating system, the primary air-conditioning system or the primary electrical system (including the distribution facility) on other Tenants, if any. For any alteration or improvement, or combination thereof, in excess of $10,000,
Landlord's consent in advance shall be required. Tenant shall submit its proposed plaJ1s to Landlord in standard forn1 aJ1d Landlord shall have five (5) business days to approve or reject the submitted plans. In the absence of any written response by Landlord within said five (5) business day period, the plans shall be deemed approved. In addition to any other remedy or provision contained in this Lease, Tenant expressly indemnifies and otherwise holds Landlord harmless for any damages and expenses resulting from unpermitted improvements made without Landlord's consent. It is expressly understood and agreed that Landlord is not requiring Tenant to make any such improvements to the Leased Premises, and no improvements by Tenant shall be deemed improvements in accordance with an agreement between the parties, within the meaning of the Florida Mechanic's Lien Law. All contractors, subcontractors, mechanics, laborers, materialmen, and others who perform any work, labor or services, or furnish any materials, or otherwise participate in the improvement of the Building or Premises shall be and are hereby given notice that Tenant is not authorized to subject Landlord's interest in the Building or Premises to any claim for mechanics', laborers' and materialmen's liens, and all persons dealing directly or indirectly with Tenant may not look to the Building or Premises as security for payment. Tenant shall save Landlord harmless from and against all expenses, liens, claims or damages to either property or person who mayor might arise by reason of the making of any such additions, improvements, alterations and/or installations. Tenant shall comply with the building codes, regulations and laws now or hereafter to be made or enforced in the municipality, county and/or state, which have jurisdiction over such work. All alterations, additions or improvements of a permanent nature made or installed by Tenant to the Building or Premises shall become the property of Landlord at the expiration of this Lease. Tenant further agrees to do the foregoing prior to the expiration of the Term. Prior to making any alterations greater than $10,000, Tenant (i) shall submit to Landlord detailed plans and specifications (including layout, architectural, mechanical and structural drawings) for each proposed alteration and shall not commence any such alteration without first obtaining Landlord's written approval of such plans and specifications which approval shall not be unreasonably withheld or delayed, (ii) shall, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies, and (iii) shall furnish to Landlord duplicate original policies of worker's compensation (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors in connection with such alteration) and comprehensive public liability (including property damage coverage) insurance in such form, with such companies, for such periods and in such amounts as Landlord may require, naming Landlord and its agents as additional named insured. Upon completion of such alteration, Tenant, at Tenant's expense, shall obtain certificates of final approval of such alteration required by any governmental or quasi- governmental bodies and shall furnish Landlord with copies thereof. All materials and equipment to be incorporated in the Leased Premises as a result of all alterations shall be new and first quality and shall be of a class equal to the original work or construction; no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement without the prior written consent of Landlord. Tenant shall use its best efforts, at any time prior to or during the term, not to directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any alteration or otherwise, if such employment will interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of any part of the Development by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Development immediately. Landlord will use commercially reasonable efforts to schedule contractors, mechanics or laborers at the Development so that there will not be interference or conflict with the Tenants, contractors, mechanics or laborers. With respect to any alterations to which Landlord has consented, Tenant shall not employ any contractors, subcontractors, employees, mechanics or laborers without Landlord's prior written consent which consent may not be unreasonably withheld by Landlord.

     C. No later than the last day of the Term of this Lease, Tenant will remove all of Tenant's personal property and repair all injury done by or in connection with the installation or removal of said property and surrender the Building and Leased Premises and all improvements located therein whether or not paid for by Tenant (together with all keys to the improvements located on the Leased Premises) in as good a condition as they were at the beginning of the Term, wear and tear and damage covered by insurance proceeds which insurance proceeds were received by Landlord, excepted. In the event Tenant repairs an injury to the Building and Premises and Landlord is entitled to recover from a third party for such injury, then Landlord shall assign such claim to Tenant (if such claim is assignable) to the extent necessary to reimburse Tenant for its out-of-pocket expenses incurred in repairing such injury .All property of Tenant remaining on the Premises after expiration of this Lease shall be deemed abandoned and may be removed by Landlord and Tenant shall reimburse Landlord for the cost of removing the same, subject however, to Landlord's right to require Tenant to remove any improvements or additions made to Premises by Tenant, which right may be exercised only if Landlord has reserved such right in writing in its approval of such improvements or additions as provided in subparagraph B above.

     D. In doing any work related to the installation of Tenant's furnishings, fixtures, or equipment in the Building or Premises, Tenant will use only contractors, subcontractors, employees, mechanics and laborers approved by Landlord, which approval shall not be unreasonably withheld. Tenant shall promptly remove any lien for material or labor claimed against the Premises by such contractors, subcontractors, employees, mechanics and laborers, if such claim should arise by paying the claim or by transferring the lien to a bond and Tenant hereby indemnifies and holds Landlord harmless from and against any and all costs, expenses or liabilities incurred by Landlord as a result of such liens.

     E. Tenant shall not install any equipment in the Building or on the Premises whatsoever which will or may necessitate any changes, replacements or additions to or require the use of the primary water system, plumbing system, heating system, air-conditioning system or the electrical system of the Premises and/or Building without the prior written consent of Landlord, as provided in subparagraph 10(B) above, and which consent shall not be unreasonably withheld.

     F Tenant agrees that all personal property brought into the Building and Premises by Tenant, its employees, licensees and invitees shall be at the sole risk of Tenant, and Landlord shall not be liable for theft thereof or for any damages thereto; such theft or damage being in the sole responsibility of Tenant.

     G. Notwithstanding any of the above, any and all improvements, fixtures, personal property, and equipment located in the Building as of the Commencement Date shall be deemed approved by Landlord.

     11. HOURS OF OPERATION. The normal business hours of the Building shall be from 8:00 a.m. to 6:00 p.m. on Monday through Friday, and 8:00 a.m. to I :00 p.m. on Saturday. The Building will not operate on New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas. Tenant shall have access to the Building, however, at all times.

     12. LANDLORD'S SERVICES.

     A. Landlord shall furnish the following at no additional cost to Tenant during regular hours of operation (see Paragraph 11) but subject to additional costs at other times:

     (1) Electricity for routine lighting and the operating of general office machines such as typewriters, dictating equipment, desk-model adding machines, and the like, which use 110-volt electric power. The electrical capacity available to Tenant from time to time shall be identified by Landlord upon written request from Tenant. Except as provided in subparagraph 10(G) above, heavier use items shall not be used or installed, unless specified by separate written consent of Landlord, which consent shall not be unreasonably withheld. The purchase price and all installation costs of the above items will be borne solely by Tenant. Tenant will not install any equipment beyond that listed above, including any expansion of said systems, without Landlord's written consent, which shall not be unreasonably withheld, and Tenant may be subject to an additional charge for actual electrical power consumption. In the event that additional air conditioning is required as a result of the above-listed items, the cost of such equipment and the installation of same shall be borne by Tenant.

     (2) Heat and air conditioning which is reasonably required for the comfortable occupation of the Building, subject to any governmental laws, regulations or restrictions pertaining to the furnishing or use of such heat and air conditioning. As of the Commencement Date, the temperatures which are reasonably required for the comfortable occupation of the Building range from 72 to 78 degrees for both heating and for air conditioning.

     (3) Elevator service.

     (4) Toilet room supplies.

     (5) Window washing with reasonable frequency, but no less than twice a year.

     (6) Nightly janitorial service in the manner that such janitorial service is customarily furnished in first class office buildings in Tampa, Florida, no less than five (5) days a week.

     (7) Water and sewage disposal.

     B. Services to be provided by Landlord hereunder shall be subject to all of the Rules and Regulations of the Building established by the Landlord from time to time. The current Rules and Regulations are attached to this Lease as Exhibit

     C. Landlord reserves the right to modify and amend the Rules and Regulations on thirty (30) days written notice to Tenant (except for life-safety items for which no notice shall be required) so long as all Tenants are treated equally. C. To the extent not otherwise caused by or attributable to the negligence or willful misconduct of the Landlord or his agents, servants or employees, Landlord shall not be liable for any damages directly or indirectly resulting from, nor shall the Rent as herein set forth be abated by reasons of
(i) installation, use or interruption of use, of any equipment in connection with the furnishing of any of the foregoing services, or (ii) failure to furnish, or delay in furnishing, any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of the Landlord or by the making of necessary repairs or improvements to the Premises or to the Building. The temporary failure to furnish any such services shall not be construed as an eviction of Tenant or relieve Tenant from the duty of observing and performing any of the provisions of this Lease. Notwithstanding the above, however, if the Building or the Leased Premises is unusable for its intended use for a period of more than ninety (90) days, rent shall abate for that period beyond the ninetieth day and until the Building is usable, in Landlord's reasonable discretion, and only for that portion of the Building which is unusable.

     D. If Tenant uses services in an amount or for a period in excess of that provided for herein, then Landlord reserves the right to charge Tenant and Tenant shall pay Landlord as Additional Rental a sum determined by Landlord or an independent consultant selected by Landlord as reimbursement to Landlord for the actual costs incurred by Landlord in providing such added services. Tenant shall pay Landlord the amount of such reimbursement within ten (10) business days subsequent to the billing thereof by Landlord.

     E. Landlord shall at its expense keep the (i) foundation, structural integrity, exterior and roof of the Building, (ii) interior common areas, (iii) parking and landscaped areas, and (iv) plumbing, including but not limited to restrooms, heating, air conditioning and electrical systems, in good order, repair and condition, w11ess any such work is necessary because of any act of Tenant, in which event the cost shall be borne by Tenant. This paragraph shall not apply to any damage caused by fire or other casualty or condemnation as described in this Lease.

     F. Landlord shall cause the upgrade of the lavatories in the Leased Premises, at Landlord's sole cost. Said upgrade shall include new laminate, sinks, and wall covering. In addition, Landlord, at Landlord's sole cost, shall install one (I) male and one (I) female restroom as shown on Exhibit A, which when completed, shall be not violative of the Americans with Disabilities Act as in effect on the Commencement Date.

     13. DESTRUCTION OR DAMAGE TO PREMISES.

     A. If the Premises are totally destroyed (or are so substantially damaged as to be untenantable) or a material part is so damaged that it prevents Tenant from using the Leased Premises as intended by and set forth in this Lease by storm, fire, earthquake, or other casualty, Rent shall not be abated or be prorated from the date of such casualty; however, Landlord shall within forty-five (45) days of such damage or destruction make a good-faith determination of whether the Leased Premises can be restored within one hundred eighty ( 180) days from the date of such casualty using only the insurance proceeds. In the event the Landlord determines in its sole discretion that the Leased Premises cannot be restored within one hundred eighty (180) days from the date of such casualty using only the insurance proceeds, this Lease may be terminated upon written notice from either party given to the other party given not more that ten (10) days following the date that Landlord gives Tenant notice that the Leased Premises cannot be restored within the one hundred eighty (180) day period. Landlord thereafter shall receive all of the insurance proceeds. If Landlord terminates this Lease under this paragraph, Tenant shall surrender possession of the Leased Premises on the date of termination and Landlord shall refund to Tenant all advance Rent and other payments or credits made by Tenant to or on behalf of Landlord for the period following the termination date. In the event such notice of termination is not given, then this Lease shall remain in full force and effect; however, if Landlord fails to complete such restoration within one hundred eighty (180) days from the date of the casualty, this Lease may be terminated effective as of the date of such casualty upon written notice from either party to the other given not more that ten (10) days following expiration of the one hundred eighty (180) day period, except, however, Landlord shall not be responsible for delays which may be caused by reason of adjustment of fire insurance on the part of Landlord or Tenant or for delays contemplated by Paragraph 40 herein provided such delays do not last longer than sixty ( 60) days. In the event such notice is not given, then this Lease shall remain in full force and effect and Rent shall commence upon delivery of the Leased Premises to Tenant in a tenantable condition. In the event such damage or destruction occurs within one year from the expiration of this Lease, Tenant may, at its option on written notice to Landlord within thirty (30) days of such casualty, terminate this Lease as of the date of such destruction or damage. If the Premises are damaged due to a casualty, Tenant shall remove, at its sole cost and expense, its furniture and other belongings from the Leased Premises as Landlord shall require in order for Landlord to repair and restore the Premises.

     B. Except as provided in paragraph 12(c) above, if the improvements on the Leased Premises are damaged but not rendered wholly untenantable or unusable for the purposes described in this Lease by any of the events set forth in subparagraph A above, Rent shall not abate or be prorated; however, Landlord shall restore the improvements on the Leased Premises as quickly as practicable.

     C. Landlord shall not be required to make any repair or replacement of any improvements installed in the Leased Premises by or for Tenant, other than the Building and the parking facilities, nor shall Landlord be responsible for the replacement of Tenant's furniture and furnishings. Tenant shall, at Tenant's sole cost and expense, repair and restore its portion of such improvements to their original condition.

     D. In no event shall Rent abate if the damage or destruction of the Premises or any improvements located thereon whether total or partial, is the result of the negligence or willful misconduct of Tenant, its agents, or employees. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Landlord and Tenant each hereby releases and waives any right of recovery against the other or anyone claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasers' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance and also provided that such a policy can be obtained, without additional premiums. Tenant acknowledges that Landlord shall not carry insurance covering Tenant's furniture, fixtures, equipment and/or improvements.

     14. LIABILITY AND INDEMNITY.

     A. The tern "Landlord" as used in this Lease shall mean only the owner or mortgagee in possession for the time being of the Premises so that in the event of the sale of said Premises, Building or leasehold interest or an assignment of this Lease, Landlord shall be and is hereby entirely freed and relieved of all obligations of Landlord subsequently accruing.

     B. Notwithstanding that joint or concurrent liability may be imposed upon Landlord by law, Landlord and Tenant shall indemnify and hold each other and their agents, servants and employees, including reasonable attorneys' fees, resulting from or arising out of bodily injury, sickness, disease or death, or injury to or destruction of tangible property resulting solely from affirmative acts of negligence by Landlord or Tenant respectively, or their respective agents, servants or employees. Moreover, except as provided in subparagraph 14(A) above and elsewhere in this Lease, Landlord shall not be liable for any damage or injury to the Leased Premises, to Tenant's property, to Tenant, its agents, contractor, employees, invitees, or licensees, arising from any use or condition of the Leased Premises, the Premises the Building, or any sidewalk or entrance way serving the Building, or the act or neglect of co-tenants, or the malfunction ofany equipment or apparatus serving the Building, any or all of which Landlord does not have prior knowledge, and Tenant shall indemnify and hold Landlord ham11ess from and against any and all causes of action, claims, damages, losses, and expense in connection therewith, except for Landlord's gross negligence.

     15. DEFAULT.

     I. BY TENANT

     A. Upon the happening of any one or more of the following events, Tenant shall be in default under the terms of this Lease:

     (1) Tenant's failure to pay any installment of the monthly Rental within ten (10) calendar days of the date upon which the same becomes due and payable under this Lease.

     (2) Tenant's failure to pay any Additional Rental within thirty (30) days after written notice is received or is deemed received by Tenant.

     (3) Tenant's failure to perform or observe any term or condition of this Lease which, because its character, would immediately and materially jeopardize Landlord's interest; provided, however, that Tenant shall have three (3) business days from written notice from Landlord to cure or otherwise remedy the problem;

     (4) Tenant's failure to perform or observe any other term or condition contained in this Lease and Tenant's failure to commence within thirty (30) days after notice from Landlord to Tenant thereof the curing of such term or condition and Tenant's failure to promptly and diligently complete the curing of same; provided, however, that Tenant shall not .be in default if Tenant diligently is pursuing to cure such term or condition beyond said thirty-day period so long as Tenant continues to diligently pursue the cure to conclusion and so long as the term or condition is, in fact, curable;

     (5) The filing of a petition by or against Tenant for adjudication as a debtor within the meaning of Chapter 7 or Chapter 13 or other provisions of the Bankruptcy Act, as now or hereafter amended or supplemented, or for reorganization or arrangement within the meaning of Chapter II of the Bankruptcy Act, or the filing of any petition by or against Tenant under any future bankruptcy act or insolvency law for the same or similar relief and the failure to have such petition dismissed within sixty (60) days'

     (6) The dissolution or liquidation, or the commencement of any action or proceeding for the dissolution or liquidation, of Tenant, whether instituted by or against Tenant or the appointment of a receiver or Trustee, of the property of Tenant;

     (7) The  taking  possession  of the  property  of Tenant by a  governmental
officer  or  agency  pursuant  to  statutory   authority  for  the  dissolution,
rehabilitation, reorganization or liquidation of Tenant;

     (8) Tenant's making an assignment for the benefit of creditors, whether voluntary or involuntary;

     (9) Tenant's interest under this Lease being sold or taken under execution or other legal process;

     (10) Levy upon or attachn1ent under process, attributable to Tenant, against the Premises or any part thereof or Tenant's effects or interest therein which is not satisfied or dissolved within fifteen (15) days after such levy or attachment.

     B.  Upon  Tenant's   default  or  breach  of  the  Lease  as  described  in
subparagraph A above, Landlord, at its discretion, may then exercise anyone or more of the following options:

     (1) Terminate this Lease, remove all persons and property from the Premises by summary proceedings, and take possession of the Leased Premises by Court Order unless abandoned or vacated, all without prejudice to Landlord's right to collect from Tenant any rent or other sums which became payable to Landlord prior to such termination, together with all damages suffered by Landlord resulting from Tenant's default hereunder;

     (2) Landlord, without termination of this Lease, upon Tenant's default or breach of this Lease, as set forth in subparagraph A above, may at Landlord's option, evidenced by written notice to Tenant, terminate Tenant's right to possession and enter upon and rent the Leased Premises at the best price obtainable by commercially reasonable efforts, for any term Landlord deems proper and commercially reasonable. Tenant shall upon receipt of such notice surrender possession of the Leased Premises to Landlord and remove all of Tenant's property therefrom; and remove all persons and property therefrom, using such force as may be necessary without being guilty of trespass, forcible entry or detainer or other tort. Tenant shall be liable to Landlord for the deficiency, if any, between the amount of all Rent reserved in this Lease and the net rent, if any, collected by Landlord in reletting the Leased Premises (the "Net Rent"), which deficiency shall be due and payable by Tenant for the period in which Rent reserved in the Lease would have been due and payable. Net Rent shall be computed by deducting from gross rents collected all expenses and costs of whatever nature reasonably incurred by Landlord in reletting, including, but not limited to reasonable attorneys' fees, broker's commissions and the cost of renovating or remodeling the Leased Premises.

     (3) In the event Landlord elects to terminate this Lease as hereinabove provided, Landlord may, in addition to any other remedies it may have, recover from Tenant all damages Landlord may incur by reason of such default, including the cost of recovering the Premises, reasonable attorneys' fees, and any other cash concession (which shall be amortized over the Term of this Lease) and including the amount of Rent reserved in this Lease for the remainder of the Term less amounts received upon reletting, all of which amounts shall be immediately due and payable from Tenant to Landlord. The term "reserved" as applied to Rent shall mean any and all payments to which Landlord is entitled hereunder during the entire Term of this Lease.

     (4) Landlord may declare the entire remaining unpaid Rent for the Lease and other charges due hereunder to be immediately due and payable, and take such action available to Landlord to recover and collect the same, subject to (3) above.

     (5) Landlord may exercise any and all rights and privileges and pursue any remedy that Landlord may have under the laws of the State of Florida.

     C. Any installment of Rent herein required to be paid by Tenant which is not paid when due, shall bear interest at the rate of (i) four percent (4%) over the prime rate published by the Wall Street Journal, as such rate changes from time to time provided that such rate does not exceed the maximum rate of interest permitted to be contracted for by applicable law (the "Maximum Rate") and if such rate does exceed the Maximum Rate, then the interest rate shall be the Maximum Rate, from the due date until paid, as a late charge for the purpose of reimbursing Landlord for expenses incurred by reason of such failure by Tenant and not as a penalty. The interest so charged shall be collectible as Additional Rental.

     D. All of Landlord's rights and remedies after a default by Tenant, whether expressly stated above or whether available at law or in equity, shall be deemed separate and cumulative, and the exercise of anyone right or the pursuit of anyone remedy shall not preclude Landlord from exercising any other right or pursuing any other remedy.

     E. Landlord shall have, upon default in payment of Rent by Tenant, alien in the principal amount of Rent in default, upon the furniture, machinery, equipment, fixtures and property usually kept on the Leased Premises, and owned by Tenant, regardless of whether Tenant or another has possession of the property mentioned.

     F. All agreements, covenants, conditions and provisions to be performed or observed by Tenant under this Lease shall be at its sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as this Lease provides. All sums so paid by Landlord and all necessary incidental costs shall be deemed Additional Rental hereunder and shall be payable to Landlord on demand, together with interest thereon at the rate of four percent (4%) over the prime rate published by the Wall Street Journal, as such rate changes from time to time provided that such rate does not exceed the Maximum Rate of Interest permitted by applicable law and if such rate exceeds the Maximum Rate then the interest rate shall be the

Maximum Rate, from the date of expenditure by Landlord to the date of repayment by Tenant, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of default by Tenant in the payment of Rent.

     G. The rights given to Landlord herein are in addition to any rights that may be given to Landlord by a statute or under law.

     H. In the event of default, re-entry or termination of this Lease prior to the expiration of the term or dispossession by summary proceeding, Landlord shall use its good faith commercially reasonable efforts and Tenant shall use good faith commercially reasonable efforts to relet the Leased Premises in order to mitigate damages.

     II. BY LANDLORD

     A. The occurrence of anyone or more of the following events shall constitute a default hereunder by Landlord:

     (1) The making by Landlord of any general assignment for the benefit of creditors, whether voluntary or involuntary; (2) the filing by or against Landlord of a petition to have Landlord adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Landlord, the same is dismissed within sixty (60) days); (3) the appointment of a trustee or receiver to take possession of substantially all of Landlord's assets or of Landlord's interest in the Building, where possession is not restored to Landlord within sixty (60) days; (4) the attachment, execution or other judicial seizure of substantially all of Landlord's assets or of Landlord's interest in the Building where such seizure is not discharged within fifteen ( 15) days; or (5) the failure of the Landlord after thirty (30) days' written notice to undertake to perform repairs for which it is obligated or to perform any of its covenanted obligations hereunder; (6) the material breach of any of Landlord's representations made herein.

     B. In the event of any such default by Landlord, in addition to any other remedies available to Tenant at law or in equity, Tenant shall have the right to pay any amount due hereunder to Landlord, whether as rent or otherwise, into an escrow account until the adjudication of the amount of Tenant's damages by reason of Landlord's default.

     C. All rights, options and remedies of Tenant contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Tenant shall have the right to pursue anyone or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Landlord hereunder shall be implied from any omission by Tenant to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The consent or approval of Tenant to or of any act by Landlord requiring Tenant's consent or approval shall not be deemed to waive or render unnecessary Tenant's consent or approval to or of any subsequent similar acts by Landlord.


     16. ASSIGNMENT AND SUBLETTING. Tenant shall not, without the prior written consent of Landlord which consent may be not unreasonably withheld or delayed, assign this Lease or any interest thereunder, or sublet the Leased Premises, the Building or any part thereof, or permit the use of the Premises and the Building by any party other than the Tenant. As used herein the term subtenant shall include any assignee of the Lease or any interest therein. Tenant shall submit to Landlord a written request for the consent of the Landlord to such assignment or subletting which request shall be accompanied by the name of the subtenant, a copy of the proposed sublease, the nature and character of the business of the proposed subtenant, the proposed use of the Leased Premises, current financial information on the subtenant, and such additional information as Landlord may reasonably request. Consent by Landlord to one assignment or sublease shall not destroy or waive this provision, and all later assignments and subleases shall likewise be made only upon the prior written consent of Landlord. Assignees shall become liable directly to Landlord for all obligations of Tenant hereunder without relieving Tenant's liability under this Lease subject to the terms of a sublease. Notwithstanding the foregoing, it is expressly understood that any wholly-owned subsidiary of Tenant may occupy the Leased Premises without the consent of the Landlord.

     Tenant agrees that the instrument by which any assignment or subletting consented to by Landlord is accomplished shall expressly provide that the assignee or subtenant will perform and observe all the agreements, covenants, conditions and provisions to be performed and observed by Tenant under this Lease subject to the terms of a sublease as and when performance and observance is due and that Landlord will have the right to enforce such agreements, covenants, conditions and provisions directly against such assignee or subtenant. Tenant shall in all cases remain responsible for the performance by any subtenant or assignee or all such agreements, covenants, conditions and provisions. Any assignment or subletting without an instrument containing the foregoing provision shall be void and shall, at the option of the Landlord, constitute a default that entitles Landlord to terminate this Lease unless rectified within thirty (30) days after written notice.

     In the event Tenant notifies Landlord of Tenant's intent to sublease or assign this Lease, and provides Landlord with the required information as stated above, Landlord shall within ten (10) days from receipt of such notice (i) consent to such proposed subletting, or (ii) refuse such consent, or (iii) elect to cancel this Lease. In the event of Landlord's election to cancel, Tenant shall have ten (10) days from receipt of such notice in which to notify Landlord of Tenant's acceptance of such cancellation or Tenant's desire to remain in possession of the Leased Premises under the terms and conditions and for the remainder of the Term of this Lease. In the event Tenant fails to so notify Landlord of Tenant's election to accept termination or to continue as Tenant hereunder, such failure shall be deemed an election to terminate and such termination shall be effective as of the end of the ten (10) days from the date of Landlord's notice. In the event a sublease or assignment is made as herein provided, Tenant shall reimburse Landlord for all of the reasonable and necessary legal and accounting services required in order to accomplish such assignment or subletting.

     The following are additional conditions and restrictions upon assigl1illent or subletting by Tenant:

     (1) Any sublease or assignment shall be expressly subject and subordinate to all of the terms and provisions of this Lease;

     (2) Tenant agrees not to list or otherwise publicly advertise the Leased Premises for assignment or subletting at a rental rate less than (a) the rate of the Monthly Rent then payable hereunder for the Premises or (b) the rate at which Landlord is then offering comparable space in the Premises (and Landlord agrees, upon written request from Tenant, to advise Tenant of such rate), whichever is higher; however, Tenant may negotiate a lesser rate; and

     (3) If Tenant shall sublet or assign all or a portion of the Leased Premises for a rental in excess of the total Rent stipulated herein, which is or may become due and owing, then Tenant shall pay to Landlord as Additional Rental fifty percent (50%) of all of such excess amount after subleasing expenses. In addition, Tenant shall also pay to Landlord, as Additional Rental fifty percent (50%) of all other profit, gain, or consideration realized by Tenant in connection with the subletting or assignment.

     (4) Such subletting or assignment shall not cause Landlord any cost, and if Landlord incurs any cost whatsoever, then Tenant agrees to pay as Additional Rental all normal and ordinary costs, including, but not limited to, brokerage fees, legal fees, management fees, and the cost associated with improving the Premises.

     (5) With respect to subletting less than all the Leased Premises, Tenant at its sole cost and expense, shall provide and permit reasonable means of ingress to and egress from the space sublet by Tenant.

     If Landlord terminates this Lease as set forth herein, Landlord may, if it elects, enter into a new lease covering the Premises with the intended assignee or subtenant on such terms and conditions as Landlord and such person may agree, or enter into a new lease covering the Leased Premises, with any other person; in such event, Tenant shall not be entitled to any portion of the profit, if any, which Landlord may realize on account of such termination and reletting, nor shall Tenant be entitled to a finder's fee, broker's commission, or any such other fee. From and after the date of such termination of this Lease, Tenant shall have no further obligation to Landlord hereunder with respect to these Leased Premises, except for matters occurring or obligations arising hereunder prior to the date of such termination.

     Landlord covenants and agrees that it will not withhold or delay its consent to the sale, assignment, merger, consolidation or other combination of Tenant's operation with another, wherein operation control of Tenant is acquired by another.

     If Tenant's interest in this Lease is assigned or if the Leased Premises or any part thereof are subject to, or occupied by, or used by, anyone other than Tenant, regardless of whether this is in violation of this paragraph 16, then Landlord may, after default by Tenant, accept from any assignee, sublessee or anyone who claims aright to the interest of Tenant under this Lease, or who occupies any part or the whole of the Leased Premises the payment of Rent and/or the performance of any of the other obligations of Tenant under this Lease, but such acceptance shall not be deemed to be a waiver by Landlord of the breach by Tenant of the provisions of this paragraph 16, nor a recognition by Landlord that any such assignee, sublessee, claimant or occupant has succeeded to the rights of Tenant hereunder, nor a release by Landlord of Tenant from further performance by Tenant of the covenants on Tenant's part to be performed under this Lease; provided, however, that the net amount of rent collected from any such assignee, sublessee, claimant or occupant shall be applied by Landlord to the Rent to be paid hereunder.

     17. CONDEMNATION/EMINENT DOMAIN. If the whole of the Premises shall be condemned, or purchased in lieu of condemnation, by any competent authority, for any public purpose, then, this Lease shall cease and terminate from the time when the possession shall be required for such use or purpose and the Rent including unearned prepaid rent, if any, shall be apportioned accordingly.

     A. If any part of the Leased Premises shall be taken or condemned or purchased in lieu thereof by any competent authority for any public purpose, provided the balance of the Leased Premises remaining cannot be effectively utilized by Tenant for office space even if the condemnation proceeds are used to restore or repair the Leased Premises, then Tenant shall have the option to cancel this Lease (effective as of the time that possession shall be required for such public use or purpose) by Tenant, giving Landlord written notice within twenty (20) days after receipt of notice of the condemnation from Landlord or from the governmental authorities, whichever occurs first, or in the absence of such notice, within a reasonable time after the taking occurs. If Tenant is entitled to exercise said option to terminate and does so, all rents shall be prorated to the date Tenant is required to surrender possession. In the event Tenant is not entitled to cancel the Lease, or if it is entitled to do so but does not exercise its option, Landlord shall use the net proceeds received from the condemnation for repair and restoration of the Premises, and Tenant will be responsible for the Rent as heretofore set forth to the date of such taking or purchase; after which date the Rent and Additional Rent herein reserved shall be reduced proportionately as the usable floor area of the remaining leased space in the Leased Premises compares to the usable floor area of the Leased Premises before such taking or purchase and Tenant shall have no future liability with respect to the pro rata portion of the Rent for the unusable area resulting from the condemnation.

     B. Landlord and Tenant hereby agree that any award or proceeds resulting from a condemnation or purchase in lieu thereof of the whole or part of the Premises shall belong solely to Landlord, and Tenant hereby waives any right to make any claim therefore as the result of this Lease; provided, however, that Tenant shall not be prevented from pursuing any claim that Tenant has under the laws of the State of Florida against the condemning authority, so long as such claim will not diminish Landlord's award.

     C. If there shall be taken during the term of this Lease any substantial or material part of- the Leased Premises and the Landlord decides not to restore the Leased remises, Landlord may, upon thirty (30) days' notice to Tenant, terminate this Lease.

     18. ACCESS TO PREMISES.

     A. Landlord and Landlord's agents, employees, or vendors shall have the right to enter the Leased Premises, by passkey or otherwise, at any time upon reasonable advance notice to Tenant under the circumstances (except no notice shall be required in the case of an emergency) for any purpose which Landlord may deem necessary for any installation in or operation of the Building, including without limitation, the exhibiting of the Leased Premises or the Building to prospective purchasers, mortgagees or tenants. In addition, Landlord shall have the right to take all necessary materials and equipment into the Leased Premises and to store the same within during construction or while making necessary repairs and maintenance so long as Landlord has acquired Tenant's prior written consent, which consent shall not be unreasonably withheld. Any entry and activity by the Landlord, as permitted under this paragraph 18, shall not entitle Tenant to any rent abatement, shall not constitute an eviction of Tenant and shall not in any way violate the Lease or any portion hereof. Landlord covenants that it will use its commercially reasonable efforts to minimize any interference with, or interruption of, the business of the Tenant in making such repairs or performing maintenance work. This paragraph shall not release Tenant from providing reasonable security precautions equivalent to those provided to its own employees, licensees, and invitees.

     B. During the last sixty (60) days of the Lease Term, and with Tenant's written consent, which consent shall not be unreasonably withheld, if Tenant has removed all or substantially all of its property from the Leased Premises, Landlord may immediately enter the Leased Premises and renovate or redecorate the Leased Premises without reduction or abatement of rent, or incurring liability to Tenant for any compensation and such act or acts shall have no effect on this Lease or Tenant's obligations hereunder.

     19. TENANT RISK. Tenant agrees that all personal property brought into the Premises by Tenant, its employees, licensees and invitees shall be at the sole risk of Tenant. Landlord shall not be liable for theft thereof or of any money deposited therein or for any damages thereto; such theft or damage being the sole responsibility of Tenant.

     20. SUBORDINATION AND ATTORNMENT.

     A. This Lease is subject and subordinate to any mortgage which now or thereafter encumbers or affects the Building and/or the Premises on which the Building is situated, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self -operative and no further instrument of subordination need be required by any mortgagee or Landlord. In confirmation of such subordination, however, Tenant shall, within ten (10) business days of Landlord's request, promptly execute any appropriate certificate or instrument that landlord may reasonably request. In the event of the enforcement by the holder of any such instrument of the remedies provided for by law or b)' such mortgage or land lease, Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, automatically become the Tenant of such successor-in-interest without change in the terms or other provision of this Lease. Upon request by such successor-in-interest, Tenant shall execute and deliver an instrument or instruments confirming the attornment herein provided for. Landlord agrees that, concurrently with the execution of the Lease, it will endeavor to provide Tenant with commercially reasonable non- disturbance agreement(s) in favor of Tenant from any ground lessors, mortgage holders or lien holders then in existence, in a form reasonably satisfactory to Tenant. Said non-disturbance agreements shall be in recordable form and may be recorded at Tenant's election and expense.

     B. If at any time during the term of this Lease after the Commencement Date, the Leased Premises or the real property of which the Premises is a part becomes subject to any mortgage liens or other encumbrances, Landlord, at Tenant's request, provided that Tenant is not in default under this Lease, will use good-faith efforts to deliver to Tenant a non-disturbance agreement of such other mortgagee, lessor or lienholder promptly after Tenant's request therefore. The non-disturbance agreement shall be in form and substance reasonably satisfactory to Tenant and provide that so long as Tenant is not in default under this Lease, Tenant's possession of the Premises will not be disturbed by such mortgagee, lessor or lienholder in the exercise of any right or remedy under any note, mortgage, assignment of leases, deed of trust, or otherwise available at law or in equity.

     21. ESTOPPEL. Tenant shall, from time to time, upon not less than ten (10) days' prior written request by Landlord, execute, acknowledge and deliver to Landlord a written estoppel certificate in such form as Landlord may reasonably require, certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modification), the dates to which the rent and other charges have been paid, whether or not to the best of the Tenant's knowledge Landlord is in default hereunder (and if so, specifying the nature of the default), and such other matters as may be reasonably required by Landlord or the holder of any mortgage to which the Premises are subject, it being intended that any such statement delivered pursuant to this paragraph 21 may be relied upon by a prospective purchaser of Landlord's interest or mortgagee of Landlord's interest or assignee of any mortgage or deed of trust upon Landlord's interest in the Premises.

     22. TENANT'S INSURANCE. Tenant shall, at its expense, at all time during the term of this Lease maintain in force a policy or policies of comprehensive public liability insurance, including property damage, written by one or more responsible insurance companies licensed to do business in the State of Florida, insuring Tenant and naming Landlord as an additional insured and as the certificate holder thereof, against claims for loss of life, bodily injury and property damage occurring in, on or about the Premises or the Building or with respect to the business operated by Tenant in the Leased Premises in which the limit of public liability coverage shall be not less than $2,000,000.00 for combined single limit bodily injury, death, and property damage liability. Each such policy of insurance shall not be cancellable or amendable for any cause, if such cancellation or amendment might in any way detrimentally affect Landlord, without first giving Landlord thirty (30) days' prior written notice. A copy of a certificate of said insurance shall be delivered to Landlord on or before the commencement of the term of this Lease, and upon Landlord's request copies or certificates with respect to all renewal, extensions or replacements thereof shall thereafter be furnished to Landlord at least ten ( 10) days prior to the expiration or cancellation of any policies which they replace.

     23. SURRENDER OF PREMISES.

     A. Tenant shall, upon the termination of this Lease, by lapse of time or otherwise, return the Leased Premises to Landlord in as good condition as when received, loss by fire or other unavoidable casualty and ordinary wear excepted. It is understood and agreed that the exception made as to "loss by fire or other unavoidable casualty" does not include damages, fires or casualties caused or contributed to by the act or neglect of Tenant, its servants, agents, employees, invitees or licensees, and not compensated for by insurance.

     B. All permanent installations, additions, fixtures and improvements in or upon the Leased Premises, whether placed there by Landlord or Tenant, including, without limitation, paneling, decoration, partitions, railings, carpeting and flooring, shall become the property of Landlord and shall remain upon the Leased Premises at the termination of the Lease without compensation, allowance or credit to the Tenant.

     C. Any furniture, equipment, machinery or other movable property and furnishings brought onto the Premises during Tenant's occupancy thereof and not removed at the termination of the Lease may be handled, removed or stored by Landlord, at the cost, expense and risk of Tenant, with no liability upon Landlord for loss or injury thereto and without prejudice to Landlord's lien and privilege securing all sums due hereunder. Tenant shall pay Landlord for all expenses incurred by Landlord in such removal and storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. All property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the termination of this Lease, however terminated, shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

     24. HOLDING OVER. Tenant acknowledges that possession of the Leased Premises must be surrendered to Landlord at the expiration or sooner termination of the Term of this Lease. Tenant agrees that if possession of the Leased Premises is not surrendered to Landlord within 24 hours after the date of the expiration or sooner termination of the term of this Lease, then Tenant shall pay to Landlord for each month and for each portion of any month during which

Tenant holds over in the Leased Premises after the expiration or sooner termination or the term of this Lease, without the express written consent and approval of Landlord, a sum equal to 150% times the aggregate of that portion of the Monthly Rental and 100% of Additional Rental which was payable under this Lease during the last month of the term hereof. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Leased Premises after the expiration or sooner termination of the term of this Lease. The aforesaid provision of this Article shall survive the expiration or sooner termination of the term of this Lease.

     25. NAME AND ADDRESS OF BUILDING. Landlord shall have the right to name and from time to time change the name of the Building.

     26. AIR RIGHTS. This Lease does not grant any rights to light, view and air over property.

     27 FAILURE TO INSIST ON STRICT PERFORMANCE. The failure of Landlord to insist, in anyone or more instances, upon a strict performance of any covenant of this Lease shall not be construed as a waiver or relinquishment thereof, but the same shall continue and remain in full force and effect. The receipt by Landlord of rent with knowledge of the breach of any covenant of Tenant hereunder shall not be deemed a waiver of the rights of Landlord with respect to such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by the Landlord.

     28. Intentionally Deleted.

     29. PROHIBITION OF MECHANICS' LIENS. Tenant shall use its best efforts to preclude from creating or allowing to be created against Landlord's title to or interest in the Premises, any mechanic's, materialman's or laborer's liens, and further expressly agrees to notify, prior to the commencement of any work or the provision of any materials, all persons who might claim by, through, under or against Tenant that Tenant has no power or authority to subject the title or interest of Landlord, as fee owner of the Premises and the Building, to any claim for any such lien. Tenant further agrees to notify all persons dealing with Tenant that they shall look solely to the Tenant for the payment of any and all charges incurred in improving, maintaining and repairing the Leased Premises. In the event that any claim of lien or similar encumbrance is created against the Premises arising out of the acts or in action of Tenant, Tenant shall cause to have samee moved within fifteen (15) business days by payment or by transferring said lien to bond.

     30. COMPLIANCE WITH LAW AND ORDINANCES. The Tenant shall promptly comply with all statutes, ordinances, rules, orders, regulations and requirements of any Federal, State, or Municipal Government and of any and all their departments and agencies applicable to said Premises, for the correction, prevention and abatement of nuisances or other grievances, in, upon, or connected with the Leased Premises during the Lease term. Tenant shall also promptly comply with all rules, order and regulations of the Southeastern Underwriter's Association for the prevention of fires, at Tenant's sole expense. Landlord, at Landlord's sole cost and expense, shall ensure that the Building and the Premises are not violative of the requirements of the Americans With Disabilities Act and any other codes and/or laws governing the property, in force and effect as of the date of construction of the improvement in question.

     31. RULES AND REGULATIONS. Tenant shall observe and comply with such additional reasonable rules and regulations as Landlord may prescribe upon written notice to Tenant for the safety, care and cleanliness of the Building and Premises, and the comfort, quiet enjoyment and convenience of other occupants of the Development; provided, however, that all tenants in the building are treated equally.

     32. HAZARDOUS MATERIALS. Tenant agrees to obtain Landlord's prior written consent to use, handle, store or otherwise utilize hazardous materials and/or substances as defined from time to time by Federal, State or Local law or regulation, on the Premises. Landlord reserves the right, in its sole and absolute discretion, to prohibit any such hazardous materials in the Premises or Development except for incidental cleaning purposes. Tenant agrees to comply with all Federal, State and local laws and regulations pertaining to the handling, transport, storage, use and disposal of said hazardous materials. Upon demand of Landlord, Tenant will submit material safety data sheets, permits, and copies of manifests including use and disposal logs to Landlord for all such hazardous materials handled, stored, or otherwise used on the Premises. Landlord represents that to the best of its knowledge the Building and Demised Premises are free from any hazard substances which would require remediation or removal under OSHA or any Federal or State Environmental Laws or Rules.

     33. SIGNAGE. Tenant, at its sole cost and expense, may construct signage on the Premises, Leased Premises and/or the Building, subject to Landlord's written consent, which will not be unreasonably withheld and providing such signage is consistent in design and appearance with, but not greater than 75 percent as large as the approved signage for GE Capital, which is depicted on the attached Exhibit "S". Tenant's sign shall also be in conformity with all applicable rules, ordinances and laws promulgated by any applicable governmental or quasi-governmental agency. Tenant shall have the right to install exterior signage on the east and south side of the Building. Notwithstanding anything above to the contrary regarding signage costs and expenses, Tenant may utilize some or all of the Tenant Improvement Allowance for signage.

     34. PARKING.

     A. Landlord shall maintain parking facilities as shown on Exhibit "P" for the purpose of accommodating Tenant, Tenant's invitees and employees. Landlord reserves the right to reasonably control the method, manner and time of parking and the number of parking spaces. Notwithstanding the foregoing, Landlord covenants and agrees to provide Tenant with at least One Hundred Ten (110) parking spaces for the Building in an area as shown on Exhibit "P" to be used on a non-exclusive basis and four (4) parking spaces to be used on an exclusive basis. If Tenant feels that it does not have the use of One Hundred Ten (110) parking spaces, then Tenant shall give Landlord written notice of the problem and Landlord shall have sixty (60) days from the date of receipt of such notice to remedy the problem or designate parking for Tenant's use. Landlord retains the right, at its option, to reconfigure or restructure the existing parking lot on the Premises so long as the net number of spaces available to Tenant and set forth herein is not reduced.

     B. In the event that any of the Premises are taken by any governmental or quasi-governmental entity by way of condemnation, or if Landlord elects to construct a raised parking garage on the Premises, Landlord shall have the right under this Lease to move Tenant's parking spaces to another area so long as such area is a reasonable distance from the Building in light of all the existing circumstances and so long as no other tenant of Landlord in the Fountain Square Project is afforded exclusive parking privileges. If Tenant's parking spaces are moved because of condemnation or the construction of a raised parking garage on the Premises, Tenant's use of the replacement facilities shall be on a non-assigned, non-exclusive basis.

     35. BROKER AND INDEMNITY. Landlord is responsible to pay a leasing commission to Cushrnan & Wakefield ("C & W") in the amount of four percent (4%) and to Smith, Moses, Morris and Associates in the amount of two percent (2%) Tenant warrants and represents that it has not authorized or employed, or acted by implication to authorize or to employ, any real estate broker or salesman to act for it in connection with this Lease other than C & W. Tenant shall hold Landlord harmless from and indemnify and defend Landlord against any and all claims by any real estate broker or salesman, other than C & Wand brokers dealt with by Landlord, if any, and Landlord shall hold Tenant harmless from and indemnify and defend Tenant against any and all claims by any real estate broker, salesman, other than brokers dealt with by Tenant (except C & W), for a commission or finder's fee as a result of Tenant and Landlord entering into this Lease.

     36. PUBLIC AREAS. Landlord shall have the right at any time without the prior written consent of Tenant and without the same constituting an eviction of Tenant or entitling Tenant to any abatement or Rent, and without otherwise incurring any liability to Tenant to change the arrangement and/or location of (including the closing of) public entrances, passageways, parking areas, stores, doorways, corridors, elevators, escalators, stairs, toilets or other public parts of the Premises and/or Building, provided that in so doing, Landlord does not deny Tenant and Tenant's agents, invitees and licensees of reasonable means of access to or use of the Premises and/or Building.

     37. QUIET ENJOYMENT. Landlord covenants that so long as Tenant is not in default hereunder, Tenant shall and may peaceably and quietly have, hold and enjoy the Leased Premises during the term of this Lease and any renewal or extension hereof, subject to the provision of this Lease and any mortgages to which the Premises are now or hereafter subject.

     38. RELATIONSHIP TO THE PARTIES. Nothing contained herein shall be deemed or construed be the parties hereto, nor any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and tenant.

     39. CORPORATE TENANT. Each person executing this Lease on behalf of Tenant does hereby covenant and warrant that (i) Tenant is duly incorporated and validly existing on the laws of its state of incorporation, (ii) Tenant has and is qualified to do business in Florida, (iii) Tenant has full corporate right and authority to enter into this Lease and to perform all Tenant's obligations hereunder, and (iv) each person (and both of the persons if more than one signs) signing this Lease on behalf of the corporation is duly and validly authorized to do so.

     40. FORCE MAJEURE. This Lease and the obligation of Tenant to pay Rent hereunder and the obligation of either party to perform all of the other covenants and agreements hereunder on the part of that party to be performed (except the payment of Rent) shall not be affected, impaired or excused because the other party is unable to fulfill any of its obligations under this Lease expressly or implied to be performed by the other party or if the other party is prevented or delayed from so doing by reason of catastrophic events, casualties and acts of God. Whenever a period of time is herein prescribed for action to be taken by a party, there shall be excluded from the computation for any such period of time, any delays due in part or in whole by any of the aforementioned reasons.

     41. NOTICES.

A. Any notice by either party to the other shall be valid only if in writing and shall be deemed to be duly given only if delivered personally or sent by courier service, by overnight delivery service, or by registered or certified, postage prepaid, mail addressed to the following addresses:

To Tenant:

NetWolves Corporation
4002 North Eisenhower Blvd.
Tampa, FL

With a copy to:

Blau, Kramer,  Wactlar & Lieberman,  P.C. 100 Jericho Quadrangle  Jericho,  N.Y.
11753
Attention: David Lieberman, Esq.

To Landlord: Ted Moses
Smith, Moses, Morris 1500 Cordova Road Suite 300
Fort Lauderdale, Florida 33316 Phone: 954-765-1006 Fax: 954-765-1006

With a copy to: Charles v. George
Banyan Strategic Realty Trust 150 South Wacker Drive Suite 2900
Chicago, IL 60606
Phone: 312-553-9800 Fax: 312-553-0450

With a copy to: Robert G. Higgins
150 South Wacker Drive Suite 2900
Chicago, IL 60606
Phone: 312-553-9800 Fax: 312-553-0450

or at such other address for either party as that party may designate by notice to the other; notice shall be deemed given, if delivered personally, upon delivery thereof, or if sent by courier service, overnight delivery service or if mailed, upon the posting thereof.

B. Tenant hereby appoints as its agent to receive service of all dispossessory or distraint proceedings, the person in charge of Premises at the time of occupying the Leased Premises; and if there is no person occupying same, then such service may be made by overnight delivery to Tenant at the address set forth above with a copy by overnight delivery to Tenant's General Counsel as shown above.

     42. ENTIRE AGREEMENT/NO OTHER AGREEMENTS. This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the Landlord and Tenant not embodied herein, shall be of any force or effect. Any agreement hereafter made between Landlord and Tenant shall be ineffective to modify, release or otherwise affect this Lease, in whole or in part, unless such agreement is in writing and signed by the party against whom said agreement is sought to be enforced.

     43. CONSTRUCTION OF LEASE. Notwithstanding the fact that this Lease may have been prepared by Landlord, the language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for nor against either Landlord or Tenant. Paragraph headings in this Lease are for convenience only and are not to be construed as part of this Lease or in any way defining, limiting or amplifying the provisions thereof. Landlord and Tenant agree that in the event any term, covenant or condition herein contained is held to be invalid, illegal or unenforceable for any reason, by any court of competent jurisdiction, the invalidity or unenforcablity of any other term, covenant or condition herein contained, it being the intention of the parties to this Lease that in lieu of each such term, condition or covenant that is invalid or unenforceable, there added as a part of this Lease a provision as similar in term to such invalid or unenforceable term, condition or covenants may be possible and may be valid and unenforceable. Time is of the essence of this Lease and of each and all provisions hereof.

     44. VENUE. This Lease is a Florida contract, to be interpreted and enforced under and in accordance with the laws of the State of Florida.

     45. RADON GAS. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon testing may be obtained from your public county health unit.

     46. HEIRS AND ASSIGNS/PARTIES.

     A. The provisions of this Lease shall bind and inure to the benefit of the Landlord and Tenant, and their respective successors, heirs, legal representatives, and assigns, it being W1derstood that the term "Landlord" as used in this Lease, means only the owner or the lessee for the time being of the Premises. Tenant shall be bound to any succeeding party Landlord for performance by Tenant of all the Terms, covenants and conditions of this Lease and agrees to execute any attornment agreement not in conflict with the terms and provisions of this Lease at the request of any such succeeding Landlord.

     B. The parties "Landlord", and "Tenant", and pronouns relating thereto, as used herein, shall include male, female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

     47. EXPENSES AND ATTORNEYS' FEES. In the event of litigation arising between Landlord and Tenant as a result of this Lease, the prevailing party in such litigation shall be reimbursed by the other party for all costs of such litigation, whether before or after trial, or on appeal, or in any bankruptcy proceeding, including all reasonable attorneys' fees, paralegal fees, costs and expenses. Further, Tenant will pay to Landlord as additional rent hereunder all reasonable attorneys' fees, including paralegal fees, costs and expenses and all other expenses which may be incurred by Landlord as a result of any action taken by Tenant in any litigation or negotiation in which Landlord shall, without its fault, become involved though or because of this Lease. Similarly, Landlord shall pay to Tenant, by way of a credit towards the monthly rent, all costs of litigation, including all reasonable attorneys' fees, including paralegal fees, costs and expenses and all other expenses which may be incurred by Tenant as a result of any action taken by Landlord in any litigation or negotiation in which Tenant shall, without its fault, become involved though or because of this Lease.

     48. REASONABLE MODIFICATION. If, in connection with obtaining any financing for the Building, or for any ground or under lying lease(s), a recognized institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not withhold, delay or defer its consent, provided such modifications do not increase the obligations of Tenant hereunder or adversely affect Tenant's leasehold interest or Tenant's use and enjoyment of the Leased Premises.

     49. REASONABLE CONSENT. Landlord agrees not to unreasonably withhold its approval of or its consent to any act of Tenant, where such approval or consent is required by the terms of this Lease and the Lease does not otherwise specifically allow Landlord to withhold its consent in its discretion.

     50. SAVING PROVISION. If any provision of this Lease, or its application to any situation shall be invalid or unenforceable to any extent, the remainder of this Lease, or the application thereof to situations other than that as to which it is invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     51. MISCELLANEOUS.

     A. All obligations of Tenant or Landlord hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof.

     B. Whenever a period of time is herein prescribed for action to be taken by a party herein, said party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to cause of any kind whatsoever which are beyond the control of said party.

     C. In the event that Landlord shall not have performed any duty or obligation required of Landlord hereunder, the same shall not be deemed a default under this Lease until such time as Tenant has given Landlord not less than thirty (30) days written notice and Landlord has not cured or in good faith undertaken to cure such alleged default within such time period.

     52. EFFECTIVENESS OF LEASE. This Lease shall have no binding force or effect and shall neither confer any rights nor impose any obligations, including brokerage obligations, on either Landlord or Tenant unless and until both Landlord and Tenant shall execute this Lease and executed counterparts of this Lease shall have been delivered to Tenant and Landlord with the applicable security deposit and letter of credit described in paragraph 5 of this Lease.

     53. MANAGEMENT. The building shall be managed by Landlord or its designee. The Landlord's initial designee shall be:

Ted Moses
Smith, Moses, Morris
1500 Cordova Road Suite 300
Fort Lauderdale, Florida 33316

     54. ADDENDA. The addenda or ExJ1ibits annexed hereto and executed by the parties for identification herewith are made a part of this Agreement of Lease for all purposes as though set forth in full herein.

     55. OPTION TO RENEW. Tenant shall have a one five-year option to renew its lease for all or part of the premises upon nine (9) months' prior written notice to Landlord. The rental rate for each renewal term shall be at the then current market rate for the Premises. If the parties cannot agree on the market rate, the parties will agree to use baseball-type arbitration to establish the fair market rate, pursuant to which each party will suggest a fair market rate and the arbitrator shall be required to select the more reasonable of the two choices. The foregoing Option to Renew is hereby declared and acknowledged to be subject and subordinate to all rights now existing or hereafter granted to GE Capital (or its successor) for expansion into all or part of the Leased Premises or any right of first refusal now or hereafter granted to GE Capital (or its successor) in connection with the Leased Premises.

     56. RIGHT OF FIRST OFFER. Provided: (i) this Lease is then in full force and effect, and (ii) Tenant is not then in default of this Lease, Tenant shall have a continuing right of first offer ("Right of First Offer") to lease any portion of the I 51 floor of the Building which becomes available for lease during the Term (including the renewal term) of this Lease, upon the prevailing market rate and terms to be coterminous with the initial Lease. Additionally if Tenant exercised the right of first offer than Tenant will increase the Letter Of Credit proportionately and shall have the same termination rights as provided in the initial Lease to cover the unamortized portion of the tenant improvements and commissions. Landlord shall notify Tenant of the location and rentable area of the space and when such space will be available. Tenant shall have ten (10) business days (excluding Saturday, Sunday and holidays observed by national banks in Tampa) to notify Landlord of its exercise of this Right of First Offer. If Tenant fails to notify Landlord in writing within ten (10) business days of its exercise of this Right of First Offer, Landlord may lease the space (or any part thereof) to a third party.

IN WITNESS HEREOF, the parties have hereunto set their hands and seals, as of the day and year first above written. TENANT:

NetWolves Corporation

/s/ Walter M. Groteke

Chairman

/s/ Peter C. Castle

Secretary

Attest: Its:

LANDLORD:

BSRT Fountain Square L.L.C.

an Illinois Limited Liability Company

Vice President

Secretary

EXHIBIT"B"

A tract of land lying in the Northwest 1/4 of Section 7, Township 29 South, Range 18 East, Hillsborough County, Florida, being more particularly described as follows:

From the Northwest comer of Section 7, Township 29 South, Range 18 East, Hillsborough County, Florida, run thence S. 00- 19' 53" W., 109.28 feet, along the West boundary line of the Northwest 1/4 of said Section 7; thence S.89- 40' 07" E., 30.00 feet to the East right-of-way line of GEORGE ROAD; run thence N. 39- 17' 32" E., 25.52 feet, along Intersection right-of-way line for MEMORIAL HIGHWA y (STATE ROAD NO. S-576); thence S. 89- 58' 39" E., 242.01 feet, along the South right-of-way line of MEMORIAL HIGHWA y (STATE ROAD NO. S-576), to the beginning of a curve to the right; thence Easterly, 298.44 feet, along the curved Southerly right- of-way line of said MEMORIAL HIGHWAY (having a radius of5682.58 feet, a central angle of 03- 00' 33", and a chord bearing and distance ofS.88- 28' 23" E., 298.41 feet), to a point of reverse curve; thence Easterly
242.02 feet, along the curved Southerly right-of-way line of said MEMORIAL HIGHW AY (being a curve to the left, having a radius of 5776.58 feet, a central angle of 02- 24' 02", and a chord bearing a distance of S. 88- 08' 55" E., 241.99 feet), to a point of right- of-way change; thence S.OO- 08' 40" W., 12.00 feet, along the right-of-way line on the South side of said MEMORIAL H[GHWA Y; thence Easterly, 49.60 feet along the, curved Southerly right-of-way line of said MEMORIAL HIGHW AY (being, a curve to the left, having a radius of 5788.58 feet, a central angle of 00- 29' 31", and a chord bearing and distance of S. 89- 36' 53" E., 49.60 feet), to the end of said curve; thence S.89- 51' 39" E., 350.39 feet, along the South right-of-way line of said MEMORIAL HIGHWAY; thence S.48-57' 56" E., 94.63 feet, along Intersection right- of-way line, to the West right-of-way line of EISENHOWER BOULEVARD (STATE ROAD NO. 589); thence S.OO- 25' 30" W., 1056.30 feet, along the West right-of-way line of said EISENHOWER BOULEV ARD for a point of Beginning; thence continue, S.00- 25' 30" W., 486.68 feet, along the West right-of-way line of said EISENHOWER BOULEV ARD to the Intersection right-of-way line of GUN CLUB ROAD; thence S.45- II' 30" W., along said Intersection right-of-way line, 50.79 feet to Northerly right-of-way line of said GUN CLUB ROAD; thence S. 85- 10' 09" W., 489.25 feet, along the Northerly right-of-way line of said GUN CLUB ROAD; thence 23.07 feet along the arc of a curve to the right, said curve having a radius of 43.00 feet and a chord of 22.79 feet which bears N. 14- 56' 39" W .; thence N. 00- 25' 30" E., a distance of274.58 feet; thence 204.68 feet along the arc of a curve to the right, said curve having a radius of381.00 feet and a chord of202.23 feet, which bears N. 14- 57' 55" W.; thence N. 63- 00' 52" E., a distance of 101.24 feet;
thence 125.34 feet along at the arc of a curve to the right, said curve having a radius of 262.00 feet and a chord of 124.15 feet, which bears N. 76- 43' II" E.; thence S. 89- 34' 30" E., a distance of 372.18 feet to the Point of Beginning; containing 6.63 acres, more or less.

EXHIBIT "C"

RULES AND REGULATIONS

(a) Tenant shall faithfully observe and comply with the rules and regulations of the Building as may be included in this Lease and modified or added to from time to time by the Landlord. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by any other Tenant or occupant of the Building.

(b) The sidewalks, entry passages, corridors, halls, elevators, and stairways shall not be obstructed by Tenant or used by it for other than those of ingress and egress. The floors, skylights and windows that reflect or admit light in any place in said Building shall not be covered or obstructed by Tenant. The water closets and other water apparatus shall not be used for any other purpose other than those for which they were constructed, and no sweeping, rubbish, or other obstructing substances shall be tl1fown therein.

(c) No sign, placard, picture, name, advertisement or notice visible from the exterior of any TenaI1t's Premises shall be inscribed, painted, affixed or otherwise displayed by any Tenant on any part of the Building without the prior written consent of Landlord. Materials stored or placed by Tenant visible from outside the Building will not be permitted.

(d) The Premises shall not be used for the storage of merchandise held for sale to the general public or for lodging. No cooking shall be done or permitted on the Premises except private use by Tenant of Underwriters' Laboratory- approved equipment for brewing coffee, tea, hot chocolate and similar beverages. Vending machines and refrigerators shall be permitted in the Leased Premises provided the same are properly maintained and serviced-

(e) No Tenant shall employ any person or persons other than the janitor of Landlord for the purpose of cleaning its Leased Premises unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Landlord shall not be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of any Tenant by the janitor or any other employee of any other person.

(f) Landlord will furnish each Tenant free of charge with keys to each door lock provided in the Leased Premises by Landlord. At Tenant's request, additional keys shall be provided by Landlord to Tenant at Landlord's actual cost. No Tenant shall lock or install anew or additional lock or any bolt on any door of its Leased Premises. Each Tenant, upon the termination of its lease, shall deliver to Landlord all keys to doors in the Leased Premises and in the Building, if such keys have been furnished to Tenant.

(g) No Tenant shall use or keep in the Premises or the Building, any kerosene, gasoline, or inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment. No Tenant shall use any method of heating or air conditioning other than that supplied by Landlord. No Tenant shall use or keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a matter offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, vibrations, or interfere in any way with other tenants or those having business in the Building, nor shall any animals or birds be brought or kept on the Premises or the Building.

(h) Landlord shall have the right, exercisable without notice and without liability to any Tenant, to change the name of the Building

(i) Landlord
establishes the hours of8:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to I :00 p.m. on Saturdays, as reasonable and usual business hours for the purposes of Paragraph II of the Lease. If Tenant requires electricity or heat or air conditioning after hours, on Saturdays or Sundays, or national holidays, Tenant shall notify Landlord during norn1al business hours at least two (2) hours in advance of the additional requirement. Tenant shall pay Landlord such charges as Landlord shall establish from time to time for providing such services during such hours. Any such charges which Tenant is obligated to pay shall be deemed to be Additional Rent under the Lease, and should Tenant fail to pay the same after demand, such failure shall be a default by Tenant under the Lease. The cost to be paid by Tenant for providing the additional services shall be the actual costs and expenses incurred by Landlord in providing such services to Tenant. The cost of after-hours air conditioning is $25.00 per hour per unit. The Leased Premises encompasses one unit.

0) No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings, or decorations shall be attached to, hung, or placed in, or used in connection with any exterior window of the Building without Landlord's consent and approval. In any event, with prior written consent of the Landlord, such items shall be installed on the office side of Landlord's standard window blinds and shall in no way be visible from the exterior of the Building.

(k) Each Tenant shall use its best efforts to ensure that the doors of its Leased Premises are closed and locked and that all water faucets and water apparatus are shut off before Tenant and Tenant's employees leave the Premises so as to prevent waste or damage. For any default or carelessness in this regard, Tenant shall make good on all damages sustained by other tenants or occupants of the Building or Landlord. On rnulti-tenancy floors, all Tenants shall keep the doors to the Building's corridors closed at all times except for ingress and egress.

(l) No Tenant shall install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building. No T. V., radio, or recorder shall be played in such a manner as to cause a nuisance to any other Tenant.

(m) There shall not be used in any space, or of the public halls of the Building, either by any Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by any Tenant into Building or kept in or about its Premises.

(n) Each Tenant shall store all its trash and garbage within its Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of office building trash and garbage in the City of Tampa and/or the County of Hillsborough without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only though entryways and freight elevator provided for such purposes and at such times as Landlord shall designate.

(0) Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Building or on the site are prohibited.

(p) The requests of Tenant for maintenance assistance will be attended by the Property Manager.

(q) All deliveries are to be made only though the loading docks, and taken to the floor by freight elevator, during normal business hours. No Tenant shall allow any delivery through the front doors, nor in the passenger elevators at any time.

(r) These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the agreements, covenants, conditions and provisions of any Lease of the Leased Premises, the Premises or the Building. The terms, covenants and conditions set forth in the Lease shall govern in the event of any inconsistency or ambiguity between the Rules and Regulations and the Lease.

(s) Landlord reserves the right to make such other rules and regulations as in its judgment may from time to time be needed for safety, care and cleanliness of the Building and for the preservation of good order therein. Notice of any such amendment or modification promptly will be provided Tenant.

ADDENDUM

FORM OF IRREVOCABLE ST ANDBY LETTER OF CREDIT

Beneficiary:
Banyan Strategic Realty Trust 150 S. Wacker Drive #2900 Chicago, Illinois 60606

We establish our Irrevocable Letter of Credit Number [       ] dated [         ]
in your favor for the account of [          ] ("Tenant"),  whose current address
is up to the aggregate amount of USD [$ ] available by your draft(s) at sight drawn on us to be accompanied by the original Letter of Credit and following document(s)in duplicate (unless otherwise indicated):

Beneficiary's signed statement reading:

We hereby certify that the amount of our draft represents funds due as result of the failure of Tenant to comply with the terms of their lease agreement dated
[          ].

Expiration Date of this Letter of Credit is [            ] at  our  counters  at
[                        , Attention:


From and after the date, which is fifteen (15) days prior to the Expiration Date, this Letter of Credit may be drawn upon by the Beneficiary by draft at sight drawn upon us accompanied only by the original Letter of Credit and without any accompanying documents. This Letter of Credit may be replaced at any time and from time to time by Tenant with a Letter of Credit in identical form having (i) a later expiration date.

All drafts presented for negotiation must be endorsed on reverse side by the Beneficiary.

Drafts must be endorsed hereon and must be marked as being drawn under our above mentioned Letter of Credit and bear its number and date.

We hereby engage with bona fide holders that drafts drawn strictly in compliance with the terms of this credit and amendments shall meet with due honor upon presentation to us.

This undertaking is issued subject to the  International  Standby Practices 1998
(ISP98). [                 ] Authorized Signature

RIDER TO OFFICE LEASE AGREEMENT 1 -Commencement

Subject to delays resulting from strikes, material shortages, labor unrest, acts of God, severe weather, war, insurrection, delays caused by governmental agencies in the issuance of required permits or other factors beyond the control of Landlord (herein "Force Majeure Matters or delays caused by Tenant or Tenants agents, employees, contractors, subcontractors or licensees, including, without limitation, Tenant's failure to promptly respond as required hereunder or change orders to the Tenant Improvements Plans and Specifications ("Tenant Delay Factors"), Landlord will deliver the Premises to Tenant not later than December 21, 2000 (the Target Commencement Date"), with the Tenant Improvements substantially completed in accordance with the Tenant Improvements Plans and Specifications, as evidenced by the issuance of final inspection by the City of Tampa. Tenant shall have the right to enter the Premises two (2) weeks prior to the Target Commencement Date to install communications equipment. furniture, and fixtures provided that Tenant shall not interfere with or delay the completion of the Tenant Improvements by Landlord's contractor. Any delay in Tenant's timely delivery of these items shall be deemed a Tenant Delay Factor. If Landlord for any reason whatsoever cannot deliver possession of the Premises to Tenant (with the Tenant Improvements substantially completed in accordance with the Tenant Improvements Plans and Specifications) not later than the Target Commencement Date. this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom except as described below; but in that event, Landlord and Tenant shall act diligently and in good faith to complete the work that is necessary to allow Landlord to deliver the Premises to Tenant as specified above. In such case, (a) if Landlord's failure to deliver possession of the Premises to Tenant (with the Tenant Improvements substantially completed in accordance with the Tenant Improvements Plans and Specifications) by the Target Commencement Date is not the result, in whole or in part, one or more Tenant Delay Factors, the Commencement Date shall be adjusted to be the date when Landlord does in fact deliver possession of the Premises to Tenant as described above and Landlord shall payor credit delay damages to Tenant as described below; and (b) if Landlord's failure to deliver possession of the Premises to Tenant (with the Tenant Improvements substantially completed in accordance with the Tenant Improvements Plans and Specifications) by the Target Commencement Date is the result, in whole or in part of one or more Tenant Delay Factors, the Commencement Date shall be the later of (i) the Target Commencement Date or (ii) the date the Tenant Improvements would have been substantially completed in the absence of such Tenant Delay Factor(s) and no delay damages shall be payable to Tenant. If Landlord cannot deliver possession of the Premises to Tenant with the Tenant Improvements substantially by December 21, 2000, (the "Delivery Deadline"), which deadline shall be extended one (1) day for each day of delay due to Force Majeure Matters or Tenant Delay Factors, then Landlord shall pay delay damages to Tenant equal to one (1) day of Base Rental for each one (1) day of delay for the period from the Delivery Deadline through the date that possession of the Premises is delivered to Tenant with the. Tenant Improvements completed. Such delay damages shall. at Landlord's election, either be paid in cash to Tenant or as a credit against monthly payments of Base Rental otherwise due hereunder. Notwithstanding any term or provision herein to the contrary, if. for any reason other than Force Majeure Matters or Tenant Delay Factors, Landlord cannot deliver possession of the Premises (with the Tenant Improvements substantially completed in accordance with the Tenant Improvements Plans and Specifications) to Tenant by the date that is sixty (60) days after the Target Commencement Date and sixty (60) days after the Delivery Deadline, Tenant shall be entitled to terminate this Lease by so notifying Landlord in writing within ten (10) days following the expiration of such sixty (60) day period.

Within five (5) days following Tenant's occupancy of the Premises. Tenant shall execute and deliver to Landlord duplicate originals of a stipulation regarding the actual Commencement date, the corresponding Term of the Lease and other matters, subject to Landlord's approval of the information inserted by Tenant in the stipulation, Landlord shall execute the duplicate originals of the stipulation and shall promptly return one (1) fully executed original to Tenant.

2. Construction of Improvements.

Subject to Force Majeure Matters and consistent with the terms of Paragraph 1 herein and Exhibit C hereto, Landlord shall pursue diligently and in good faith the completion of the Building Shell Improvements and the Tenant Improvements. Landlord shall provide Tenant with an allowance of $20.00 per rentable square foot of the Premises allocated for space planning, architectural. mechanical, electrical and construction drawings and cabling, signage permits and hard construction costs. The Tenant Improvements Allowance shall be applied and paid as described in Paragraph 1 and Exhibit C of this Lease.

(a) The Tenant Improvements Allowance shall be applied by Landlord against the costs of designing. planning and constructing the Tenant Improvements. In the event the costs incurred in connection with the design, planning and construction of the Tenant Improvements as approved by Tenant exceed the Tenant Improvements Allowance, Tenant shall be responsible for bearing and paying such excess costs (the "Excess Costs"). as follows:

(1) Tenant shall pay to Landlord, prior to the commencement of construction of the Tenant Improvements, an amount equal to one hundred percent (100%) of such Excess Costs (as then estimated by Landlord).

(2) As soon as the final accounting is prepared and submitted by Landlord to Tenant, Tenant shall pay to Landlord the entire unpaid balance of the actual Excess Costs based on the final costs to Landlord or Landlord shall refund any credit due Tenant.

(b) Tenant shall hire a cabling and sign contractor which costs shall not be subject to any management fee. Landlord will reimburse Tenant for these costs within ten (10) business days, provided Landlord has not used allowance for other costs outlined in this Rider to Lease Agreement.

The Excess Costs (if any) payable by Tenant under this Paragraph 2(b) shall be due hereunder at the time specified herein.

(c) Except as otherwise provided above in this Paragraph 2, all installations and improvements now or hereafter placed on or in the Premises shall be for Tenant's account and at Tenant's cost.

(3) The foregoing Rider to Office Lease Agreement is hereby incorporated into and made a part of the Office Lease Agreement. In the event of a conflict between the terms of the Rider to Office Lease Agreement and the terms of the Office Lease Agreement Rider to Office Lease Agreement shall control.

EXHIBIT C Construction of Improvements

1. Preparation and Approval of Tenant Improvements and Specification. Within ten
(10) business days after the Lease Date, Landlord shall submit to Tenant a space plan for the Premises approved by Tenant. As soon as reasonably practicable following Tenant's approval of the space plan, Landlord shall proceed. to have an architect prepare a draft of the Tenant Improvements Plans and Specifications and shall deliver a complete copy of the Tenant Improvements Plans and Specifications to Tenant for Tenant's review and approval. Tenant shall review the draft of the Tenant Improvements Plans and Specifications and shall notify Landlord in writing within five (5) business days after Tenant's receipt of same as to whether Tenant approves the Tenant Improvements Plans and Specifications; and if Tenant does not approve the Tenant Improvements Plans and Specifications, such written notice from Tenant to Landlord shall provide Tenant's specific and detailed comments and suggestions which, if incorporated in the Tenant Improvements Plans and Specifications would render the Tenant Improvements Plans and Specifications acceptable to Tenant. Landlord and Tenant shall cooperate with one another in good faith to reach agreement regarding the Tenant Improvements Plans and Specifications as soon as practicable, and in any event Tenant shall approve the Tenant Improvements Plans and Specifications if they are prepared in accordance with and consistent with the preliminary space plans approved by Tenant. In the event Landlord and Tenant are unable, after complying with the foregoing terms and provisions in this Paragraph 1, to reach agreement regarding the Tenant Improvements Plans and Specifications within fifteen (15) business days after the date on which Landlord initially delivers the draft of the Tenant Improvements Plans and Specifications to Tenant pursuant to this Paragraph 1 and until such time as Landlord and Tenant succeed in reaching agreement relative to the Tenant Improvements Plans and Specifications, Landlord may terminate the Lease by giving written notice of such action to Tenant.

2. Tenant Improvement Allowance and Construction of Tenant Improvements.

Landlord will obtain bids for construction of the Tenant Improvements from at least three (3) qualified general contractors and shall select the lowest responsible bidder unless Landlord and Tenant mutually agree otherwise. The proposed cost of such construction shall be subject to Tenant's review and approval to the extent it exceeds the Tenant Improvements Allowance. Landlord shall coordinate construction of the Tenant Improvements in accordance with Tenant Improvements Plans and Specifications approved by Landlord and Tenant as described above. The timetable for design and construction of Tenant Improvements will be provided to Landlord within ten (10) days after lease execution. No changes to the approved Tenant Improvement Plans and Specifications shall be made unless approved in writing by Landlord and Tenant. In the event Tenant desires any changes to the approved Tenant Improvements Plans and Specifications, Tenant shall submit the proposed change to Landlord for Landlord's approval, which approval shall not be unreasonably withheld if such change will not delay the Commencement Date or significantly increase the scope of the work. Landlord shall prepare and submit to Tenant a Change Order setting forth a description of the change and the cost thereof. If Tenant fails to execute and approve the Change order within five {5) days thereafter, Tenant shall be deemed to have withdrawn the proposed change and Tenant shall reimburse Landlord for the reasonable cost of preparing the Change Order .

If Tenant executes the Change Order within the five {5) day period, the Change Order shall be deemed approved by Tenant, Landlord shall implement the change in accordance with the Change Order and the cost described therein shall be paid by Tenant to the extent such cost exceeds the Tenant Improvements Allowance.

The foregoing Construction of Improvements are hereby incorporated into and made a part of the Lease Agreement. In the event, however, of a conflict between the terms of the Construction of Improvements and the terms of the Lease Agreement, the Construction of Improvements shall control.

FIRST AMENDMENT TO OFFICE LEASE AGREEMENT

BSRT Fountain Square L.L.C., an Illinois limited liability company ("Landlord") and NetWolves Corporation, a New York corporation ("Tenant") agree as follows:

1. Recitals

(a) Landlord and Tenant executed and delivered a certain Office Lease Agreement dated September 29, 2000 (the "Lease").

(b) Capitalized terms used herein shall have the same meanings as ascribed to such terms in the Lease.

(c) Landlord and Tenant desire to amend the Lease to correct the square footage of the Premises.

2. Amendment

(a) The amount of Tenant's Rentable Square Feet as set forth in Paragraph 1 ( and elsewhere ) in the Lease is hereby changed from 20,478 to 20,520.

(b) There shall be no change in the Base Rent for the Premises.

3. Ratification

In all other respects, the Lease is ratified, confirmed and readopted.

Executed this 22nd day of January, 2001.

IN WITNESS HEREOF, the parties have hereunto set their hands and seals, as of the day and year first above written.

TENANT:
NetWolves Corporation

/s/ Tony Dinardo
AVP Operations

LANDLORD:

BSRT Fountain Square L.L.C. , an Illinois Limited Liability Company

By: BSRT Portfolio Corp., an Illinois Corporation,
its manager


Vice President